EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Report on Form 8-K/A (Amendment #1) of our report dated January 30, 2004 relating to the financial statements and financial statement schedules of Wellspring Media, Inc., which appear in such Report.

/s/  Schneider, Schechter & Yoss LLP
New York, New York
March 10, 2004